SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

_____________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):   November 15, 2016

      CONTANGO ORE, INC
(Exact Name of Registrant Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	000-54136 (Commission File Number)	27-3431051 (I.R.S. Employer Identification No.)

3700 Buffalo Speedway, Suite 925
Houston, Texas	77098
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code:   (713) 877-1311

                             Not Applicable
 (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

        ☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02.        Unregistered Sales of Equity Securities.

In September 2016, the Company distributed a Private Placement Memorandum to holders of warrants to purchase the Company’s common stock, par value $0.01 per share (“Common Stock”), that offered them the opportunity to exercise their warrants at a reduced exercise price and receive shares of Common Stock by paying the reduced exercise price in cash and surrendering the original warrants.  The offering applied to warrants with an exercise price of $10.00 per share originally issued in March 2013 and provided the warrant holders the opportunity to exercise the warrants for $9.00 per share. As of November 15, 2016, a total of 587,500 warrants were exercised resulting in total cash to the Company of $5.3 million. No commissions or fees were paid in connection with the exercise of the warrants.  Of the total warrants exercised, 83,334 were exercised by entities controlled by Mr. Brad Juneau, the Company's Chairman, President and Chief Executive Officer. Proceeds from the exercise of the warrants will be used for working capital purposes of the Company and for funding future obligations of its joint venture company with Royal Alaska, LLC.  In addition, in an unrelated transaction, 62,500 warrants were exercised on a cashless basis at the original $10 exercise price, which resulted in the issuance of 32,670 shares of Common Stock.  Following the above exchanges and exercises, 580,999 warrants to acquire Common Stock at $10 per share remained outstanding.

The shares issued in connection with the exercise of the warrants were issued in reliance on an exemption from registration under the Securities Act of 1933, as amended, pursuant to Section 4(2) thereof. The bases for the availability of this exemption include the facts that the issuance was a private transaction which did not involve a public offering and the shares were issued to a limited number of private investors.

Pursuant to a Registration Rights Agreement dated as of November 15, 2016 (the "Registration Rights Agreement"), between the Company and each investor who exercised warrants for cash, the Company agreed to file a registration statement with the Securities and Exchange to register the sale of the shares upon demand by the private investors. The Registration Rights Agreement has been filed as Exhibit 10.1 to this Report.

Item 5.07.        SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

On Thursday, November 17, 2016, Contango ORE, Inc. (the "Company") held its annual stockholders meeting.  The Company's stockholders were asked to consider and vote upon the following proposals:
1.	To elect four persons to serve as directors of the Company.
2.	To ratify the appointment of Hein & Associates, LLP as the Company's independent auditors for the fiscal year ending June 30, 2017.
3.	To conduct a non-binding advisory vote to approve the compensation of the Company's executives.

                Below are final results of the matters voted on at the annual meeting:
Proposal	For	Against	Abstain
1. Election of Directors
Brad Juneau	2,575,959	2,039	821
Joseph S. Compofelice	2,573,851	4,058	910
Joseph G. Greenberg	2,573,818	4,091	910
Richard A. Shortz	2,521,158	552	57,109
2. Ratification of the appointment Hein & Associates, LLP as the Company's independent auditors for the fiscal year ending June 30, 2017	3,319,424	34	431
3. Conduct a non-binding advisory vote to approve the compensation of the Company's executives	2,516,358	4,895	57,566
Item 8.01.        OTHER EVENTS
The Company issued a press release on November 17, 2016, that reported on the results of the Company's Private Placement, the 2016 calendar year exploration program and the results of the 2016 annual stockholders meeting held on November 17, 2016.

Item 9.01.	FINANCIAL STATEMENTS AND EXHIBITS.

(d)	Exhibits.

10.1	Registration Rights Agreement dated November 15, 2016.

99.1	Press Release dated November 17, 2016.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONTANGO ORE, Inc.

By:	/s/ Leah Gaines
Leah Gaines
Vice President and Chief Financial Officer

Dated: November 18, 2016